SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for the Use of the Commission only (as permitted by Rule
    14a-6(e)(2))


Cray Inc.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


        [X]     No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

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        (2)     Aggregate number of securities to which transaction applies:

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        (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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        (4)     Proposed maximum aggregate value of transaction:

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        (5)     Total fee paid:

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        [ ]     Fee paid previously with preliminary materials

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

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        (2)     Form, Schedule or Registration Statement No.:

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        (3)     Filing Party:

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        (4)     Date Filed:


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
[CRAY LOGO]

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

Dear Cray Inc. Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Cray Inc. which will be held on the 7th floor of our corporate headquarter offices, located at Merrill Place, 411 First Avenue South, Seattle, Washington 98104-2860, on May 16, 2001, at 3:00 p.m.

        At this year's meeting, shareholders will have the opportunity to vote on the following matters:

-              Election of three directors to serve three-year terms; and

-              Any other business that may properly come before the meeting.

        If you were a shareholder of record on March 19, 2001, you will be entitled to vote on these matters.

        At the meeting, management will review our performance during the past year and comment on the Company's outlook. You will have an opportunity to ask questions about Cray Inc. and its operations.

        Regardless of the number of shares you own, your vote is important. Please sign and return the proxy card in the enclosed envelope at your earliest convenience.

        Details of the business to be conducted are more fully described in the accompanying Proxy Statement.

        We look forward to seeing you. Thank you for your ongoing support of and interest in Cray.

                                   Sincerely,

                                   /s/ JAMES E. ROTTSOLK

                                   James E. Rottsolk
                                   Chief Executive Officer,
                                   President and Chairman

Seattle, Washington
April 6, 2001

                                 PROXY STATEMENT

                                TABLE OF CONTENTS


                                                                                     Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING                                       1

INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP                                          4

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS                                    5
The Board of Directors                                                                5
The Committees of the Board                                                           6
How We Compensate Directors                                                           8
The Executive Officers                                                                8
How We Compensate Executive Officers                                                  8

STOCK PERFORMANCE GRAPH                                                              14

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD                                     15
Election of Three Directors                                                          15
Other Business                                                                       18

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND
  NOMINATING DIRECTOR CANDIDATES                                                     19
Shareholder Proposals                                                                19
Director Candidates                                                                  19



                                   IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                                    CRAY INC.
                        411 FIRST AVENUE SOUTH, SUITE 600
                         SEATTLE, WASHINGTON 98104-2860

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 2001


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did you send me this proxy statement?

A: We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement out on or about April 6, 2001, to all shareholders entitled to vote. If you owned shares of our common stock at the close of business on March 19, 2001, our record date, you are entitled to vote those shares. On the record date, there were 39,375,541 shares of our common stock outstanding, our only class of voting stock.


Q: How many votes do I have?

A: You have one vote for each share of our common stock that you owned on the record date. The proxy card indicates the number of shares you then owned.


Q: How do I vote by proxy?

A: If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board "FOR" electing the three nominees for Director.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Q: May I revoke my proxy?

A: Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

1. Send in another signed proxy with a later date;

2. Send a letter revoking your proxy to our Secretary at our offices in Seattle, Washington; or

3. Attend the Annual Meeting and vote in person.


Q: How do I vote if I hold shares in my 401(k) account?

A: We will send a special proxy card to those who have interests in our common stock through participation in the Cray 401(k) Savings Plan and Trust.

Shares of our stock held in the Plan are registered in the name of the Trustee of the Plan. Nevertheless, under the Plan participants may instruct the Trustee how to vote the shares of our common stock allocated to their accounts.

The shares allocated under the Plan can be voted only by submitting proxy instructions, by mailing in the special proxy card; they cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting.

The Trustee will cast votes for shares in the Plan according to each participant's instructions. If the Trustee does not receive instructions from a participant in time for the Annual Meeting, the Trustee will vote the participant's allocated shares in the same manner and proportion as the shares with respect to which voting instructions were received.


Q: What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, or (2) the broker lacks discretionary voting power to vote such shares.


Q: How do I vote in person?

A: If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 19, 2001, the record date for voting.


Q: What vote is required to elect the three Directors?

A: The three nominees for Director who receive the most votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

A broker non-vote would have no effect on the outcome of the election of the Directors, because only a plurality of votes cast is required to elect a Director.


Q: Who will count the vote?

A: Representatives of Mellon Investor Services LLC, our transfer agent, will serve as the Inspector of Elections and count the votes.


Q: Is voting confidential?

A: We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspector of Election (Mellon Investor Services) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management, however, any written comments that you make on the proxy card or elsewhere.


Q: Who pays the costs of soliciting these proxies?

A: We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. W. F. Doring & Co. may help solicit proxies for an approximate cost of $3,500.00 plus reasonable expenses.

Q: Who will be the Company's independent auditors for 2001?

A: The Board of Directors has appointed the firm of Deloitte & Touche LLP, certified public accountants, to serve as the Company's auditors for 2001. Deloitte & Touche LLP has served as the Company's auditors since 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Q: Who should I call if I have any questions?

A: If you have any questions about the Annual Meeting or voting, or your ownership of our common stock, please contact Kenneth W. Johnson, our Secretary, at (206) 701-2000. Mr. Johnson's email is ken@cray.com.


                  INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

Q: How much stock is owned by 5% shareholders, directors and executive officers?

A: The following table shows, as of March 19, 2001, the number of shares of our common stock beneficially owned by all persons we know to be beneficial owners of at least 5% of our common stock, our directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.


-------------------------------------------------------------------------------------
                                            UNEXERCISED     TOTAL
                              COMMON        OPTIONS AND  SHARES & OPTIONS
NAME AND ADDRESS*             SHARES        CONVERTIBLE  BENEFICIALLY
5% SHAREHOLDERS                OWNED        SECURITIES    OWNED (1)(2)      PERCENTAGE
---------------              ---------      ----------    ------------      ----------
  William T. Frantz          1,822,007        301,519      2,123,526           5.35%
  P. O. Box 3965
  Bellevue, WA 98009
INDEPENDENT DIRECTORS
  David N. Cutler               26,927         51,163         78,090             **
  Daniel J. Evans               31,143         33,318         64,461             **
  Kenneth W. Kennedy             2,192         31,500         33,692             **
  Stephen C. Kiely                   -         22,000         22,000             **
  William A. Owens***                -         10,000         10,000
  Terren S. Peizer                   -      4,723,124      4,723,124          10.71%
  Dean D. Thornton                   -         22,000         22,000             **

NAMED EXECUTIVES
  Burton J. Smith              271,295        452,497        723,792           1.82%
  James E. Rottsolk            275,196        453,065        728,261           1.83%
  Kenneth W. Johnson            39,713        171,008        210,721             **
  Gerald E. Loe                 25,445        171,168        196,613             **
  Brian D. Koblenz              19,867        161,254        181,121             **

All Directors and
Executive Officers
as a group (18 persons)        701,292      6,537,438      7,238,730          15.77%
-----------------------------------------------------------------------------------


* Unless otherwise indicated, all addresses are c/o Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860

**      Less than 1%

***     Appointed to the Board in February, 2001.


--------------------

(1) This table is based upon information supplied by the named executive officers, directors and principal shareholders. Unless otherwise indicated in these notes and subject to community property laws where applicable, each of the listed shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options, warrants and convertible notes held by the person or group in question which may be exercised or converted on March 19, 2001, or within 60 days thereafter.

(2) The following persons disclaim beneficial ownership of the following shares:

        - Mr. Rottsolk disclaims beneficial ownership of 7,196 shares as to which he has voting and dispositive powers as custodian for six nieces and nephews under the Washington Uniform Gifts to Minors Act.


        - Mr. Johnson disclaims beneficial ownership of 2,600 shares as to which he has voting and dispositive powers as a trustee of trusts for his children and 100 shares owned by his spouse.

        - Mr. Koblenz disclaims beneficial ownership of 851 shares as to which he has voting and dispositive powers as a trustee of a trust for the benefit of four nieces and nephews and of 425 shares as to which his wife has voting and dispositive powers as a trustee of a trust for the benefit of two nieces.


Q: Did directors, executive officers and greater-than-10% shareholders comply with Section 16(a) beneficial ownership reporting in 2000?

A: Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of our common stock and any subsequent changes. They must also provide us with copies of the reports.

We are required to tell you in the Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of these reporting persons complied with their filing requirements for 2000, except that Rene G. Copeland, David R. Kiefer and Stephen
C. Kiely each filed one report late.


               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


THE BOARD OF DIRECTORS

        The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the President, other key executives and our principal external advisers (legal counsel and outside auditors), by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

        The Board met seven times during 2000. Each director attended at least 75% of the meetings of the Board and committees on which they serve, except Mr. Cutler.

THE COMMITTEES OF THE BOARD

        The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. None of the Directors who serve as members of these committees is, or has ever been, one of our employees except that Mr. Rottsolk and Mr. Smith serve on the Nominating Committee. In addition, the Board has established an Executive Committee.

AUDIT COMMITTEE. The Audit Committee meets with financial management and the independent auditors, and recommends the selection of the independent auditors to the Board, approves the scope of the annual audit by the independent auditors, and reviews audit findings and accounting policies and financial controls and procedures. Messrs. Evans and Thornton currently serve on the Audit Committee, with Mr. Thornton serving as Chairman. Mr. John W. Titcomb, Jr. served on the Audit Committee through the year 2000 until he retired from the Board in February 2001. A replacement for Mr. Titcomb will be named at the next meeting of the Board of Directors. The Audit Committee met three times during 2000.

        The Audit Committee has adopted a charter approved by the Board of Directors which is set forth in Appendix A. As our securities are listed on The Nasdaq Stock Market, we are governed by its listing standards. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of The Nasdaq Stock Market. The report of the Audit Committee regarding its review of the financial statements and other matters is set forth below beginning on page 7.

COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of the President and Chief Scientist and approves the elements of compensation for the other executive officers. The Compensation Committee administers our stock option plans and grants options to the executive officers. The Compensation Committee evaluates existing and proposed employee benefit plans and may propose plan changes to the Board.

        Each year, the Compensation Committee reports to you on executive compensation. The Compensation Committee's Report on Executive Compensation for 2000 is set forth below beginning on page 12. Messrs. Cutler, Kiely, Kennedy and Peizer currently serve as members of the Compensation Committee, with Mr. Kennedy serving as Chairman. The Compensation Committee met twice during 2000.

NOMINATING COMMITTEE. The Nominating Committee reviews and recommends qualified candidates to the Board for election as directors and considers suggestions from our shareholders. For information about how shareholders may recommend candidates for directors, see below on page 19 under "Information About Shareholder Proposals and Nominating Director Candidates." Messrs. Peizer, Rottsolk and Smith currently serve on the Nominating Committee, with Mr. Peizer serving as Chairman. John W. Titcomb, Jr. served on the Nominating Committee in 2000 until his retirement from the Board in February 2001. The Nominating Committee did not meet in 2000.

EXECUTIVE COMMITTEE. The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Executive Committee has the same level of authority as the full Board, except that it cannot amend our By-laws, recommend any action that requires the approval of the shareholders or take any other action not permitted to be delegated to a committee under Washington law. Messrs. Smith and Rottsolk serve on the Executive Committee, with Mr. Smith serving as Chairman. The Executive Committee did not meet in 2000.

AUDIT COMMITTEE REPORT. The Audit Committee of the Board of Directors has furnished the following report:

        Our management has the responsibility for the financial statements and for their integrity and objectivity. To help fulfill this responsibility, management maintains a system of internal controls designed to provide reasonable assurance that assets are safeguarded against loss or unauthorized use and that transactions are executed in accordance with management's authorizations and are reflected accurately in our records. The Audit Committee oversees the fulfillment by management of its responsibilities over financial controls and the preparation of the financial statements. The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000, and discussed such statements with management and the Company's independent auditors, Deloitte & Touche LLP, including discussions concerning the quality of accounting principles, reasonableness of significant judgments and disclosures in the financial statements.

        The Audit Committee also has discussed with the Company's independent auditors such matters relating to the performance of the audit as are required to be discussed by Statements of Auditing Standards No. 61 (Communications with Audit and Finance Committees, as amended). Additionally, the Committee has discussed with the independent auditors their independence from management and whether their provision of non-audit services is compatible with maintaining that independence. The Company has received the written disclosures from the independent auditors required by the Independence Standards Board Standard No. 1.

        In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                             The Audit Committee
                                             Dean D. Thornton, Chairman
                                             Daniel J. Evans

HOW WE COMPENSATE DIRECTORS

        We do not provide cash compensation to directors for serving on the Board or committees. We reimburse the directors for travel and related expense incurred in attending Shareholder, Board and committee meetings and providing services on our behalf.

STOCK OPTION AWARDS. The Board's current policy is to grant to each independent director, upon election, options for 18,000 shares under our 1999 Stock Option Plan, vesting over three years and with an exercise price equal to the market value of our common stock on the date on which the director is elected. In addition, each independent director currently is granted an option to purchase 10,000 shares under our 1999 Stock Option Plan upon the director's initial election to the Board. This option vests immediately and is granted with an exercise price equal to the market value of our common stock on the date on which the director is initially elected to the Board. Upon their election to the Board at the 2001 Annual Meeting, Messrs. Cutler, Evans and Thornton would each receive an option for 18,000 shares at the market value of our common stock on the date of the 2001 Annual Meeting.

THE EXECUTIVE OFFICERS

HOW WE COMPENSATE EXECUTIVE OFFICERS

        The tables on pages 9 through 11 show salaries, bonuses and other compensation paid during the last three years, options granted in 2000, and option values as of year-end 2000 for our President and Chief Executive Officer and our next four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE



                                             ANNUAL COMPENSATION            LONG-TERM
                                       --------------------------------    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       SALARY       BONUS(1)       OPTIONS      OTHER(2)
---------------------------            ----      --------      --------    ------------    --------
James E. Rottsolk                      2000      $221,400             -       250,000      $  5,850
  President, Chief Executive           1999      $195,683      $ 19,620       100,000      $  5,686
  Officer and Chairman                 1998      $188,750             -       100,000      $  2,970

Burton J. Smith                        2000      $221,400             -       250,000      $  5,850
  Chief Scientist                      1999      $195,683      $ 19,620       100,000      $  5,686
                                       1998      $188,750             -       100,000      $  3,220

Kenneth W. Johnson                     2000      $174,875             -        70,000      $  5,028
  Vice President - Finance             1999      $163,250      $ 16,400        40,000      $  5,629
  and Chief Financial Officer          1998      $154,375             -        30,000      $  3,220

Brian D. Koblenz                       2000      $172,083             -       120,000      $  3,124
  Vice President - Software            1999      $149,167      $ 15,000        50,000      $  2,980
  Development                          1998      $138,125             -        40,000      $  3,220

Gerald E. Loe                          2000      $171,083             -       120,000      $  2,252
  Vice President - Worldwide           1999      $141,417      $ 14,200        30,000      $  2,502
  Service                              1998      $138,550             -        30,000      $  1,620

---------------

(1) Bonuses are shown for the year earned. No executive bonuses were declared for 2000 or 1998. The 1999 bonuses were paid in 2000.

(2) Includes premiums for group term life insurance policies payable for each of the executive officers and the Company's contributions to a 401(k) savings plan.

                              OPTION GRANTS IN 2000

The following table provides information on option grants in fiscal 2000 to each of the executive officers named in the Summary Compensation Table.


                                              NUMBER OF        % OF TOTAL
                                              SECURITIES         OPTIONS                                             GRANT
                                              UNDERLYING        GRANTED TO        EXERCISE                            DATE
                                               OPTIONS         EMPLOYEES IN         PRICE         EXPIRATION         PRESENT
      NAME                                    GRANTED (1)     FISCAL YEAR (2)     PER SHARE          DATE           VALUE (3)
----------------------------------------      -----------     ---------------    -----------      -----------      -----------
James E. Rottsolk                                 250,000             5.08%      $      7.84           2/1/10      $ 1,778,463
Burton J. Smith                                   250,000             5.08%      $      7.84           2/1/10      $ 1,778,463
Kenneth W. Johnson                                 70,000             1.42%      $      7.84           2/1/10      $   497,970
Gerald E. Loe                                     120,000             2.44%      $      7.84           2/1/10      $   853,662
Brian D. Koblenz                                  120,000             2.44%      $      7.84           2/1/10      $   853,662


---------------

(1) The options granted in 2000 are exercisable 25% after the first year, and thereafter become exercisable ratably per month over the next 36 months. Vesting is accelerated upon death or permanent disability and under certain circumstances following a change of control. Generally, all of the executive officers' options will expire ten years from the date of grant or earlier if employment terminates.

(2) We granted options for 4,924,513 shares to employees in 2000.


(3) We used a modified Black-Scholes model of option valuation to determine grant date present value. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

Calculations for the named executive officers are based on an expected 8.4-year option term. Other assumptions used for the valuations are:

        -       interest rate of 5.2%;

        -       annual dividend yield of 0%; and

        -       volatility of 98%.

We did not adjust the model for non-transferability, risk of forfeiture or vesting restrictions. The actual value, if any, a named executive officer receives from a stock option will depend upon the amount by which the market value of our common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as "Grant Date Present Value" will be realized.

                  AGGREGATED OPTION VALUES AS OF YEAR-END 2000

        The following table provides information concerning the value of unexercised options held by the executive officers named in the Summary Compensation Table at December 31, 2000. None of these officers exercised any stock options in 2000.


                                         SHARES UNDERLYING            VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
NAME                                      DECEMBER 31, 2000            DECEMBER 31, 2000 (1)
------------------------             -----------    -------------   -----------    -------------
                                     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                     -----------    -------------   -----------    -------------
James E. Rottsolk                      333,273         370,843         $     -         $     -
Burton J. Smith                        332,705         370,843         $     -         $     -
Kenneth W. Johnson                     110,830         119,170         $     -         $     -
Gerald E. Loe                          124,085         152,754         $     -         $     -
Brian D. Koblenz                       111,057         167,753         $     -         $     -


--------------

(1) None of the named officers had "in-the-money" options as of December 31, 2000. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. On December 29, 2000, the closing price of our common stock on the Nasdaq National Market System was $1.50.

MANAGEMENT CONTINUATION AGREEMENTS

        We have entered into Management Continuation Agreements with certain of our employees, including the executive officers named in the Summary Compensation Table.

        Pursuant to these agreements, each such officer or employee is eligible to receive, in the event that his or her employment is terminated within three years following a change-of-control of the Company, other than for just cause, death, disability, retirement or resignation other than for good reason, as such terms are defined in the agreement, an amount equal to two times his or her annual compensation, continuation of health benefits and group term life insurance for twenty-four months thereafter and the acceleration of vesting for all options held. If these severance payments were to constitute "excess parachute payments" for federal income tax purposes, we have agreed to pay any excise taxes due with respect to those "excess parachute payments," and any further excise taxes and federal and state income taxes due with respect to these additional payments, so that the employee receives the same after-tax compensation the employee would have received had the tax provisions regarding such parachute payments not been enacted.

        Under the agreements, "annual compensation" means the wages, salary and incentive compensation the employee received in the calendar year immediately prior to the termination. A "change of control" includes a 50% or greater change in voting power of the Company immediately following a merger or acquisition and certain changes in the composition of the Board of Directors during a thirty-six month period not initiated by the Board of Directors.


REPORT ON EXECUTIVE COMPENSATION FOR 2000 BY THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is responsible for setting and administering the policies governing annual compensation of the executive officers, including the annual management bonus plan and our stock option plans. The Committee is composed exclusively of directors who are neither our employees nor our former employees nor eligible to participate in any of our executive compensation programs other than our 1999 Stock Option Plan.

        PHILOSOPHY. The Committee's compensation philosophy is to provide salary, bonus and equity incentives to our officers and other employees through programs designed to attract and retain the best personnel to allow us to achieve our goals and maintain our competitive posture. We seek to foster an environment that rewards superior performance and aligns the interests of our employees to those of our shareholders through equity incentives.

        ANNUAL SALARY AND BONUS PLAN. The Committee reviews with the Chief Executive Officer and approves, with modifications it deems appropriate, an annual compensation plan for our executive officers. In making individual base salary decisions, the Committee considers each officer's duties, the quality of the individual's performance, the individual's potential, market compensation practices, the contribution the officer has made to our overall performance, our financial status and salary levels in comparable high technology companies. The Committee also compares the salary of each officer with other officers' salaries, taking into account the number of years employed by us, the possibility of future promotions and the extent and frequency of prior salary adjustments.

        Our management bonus plan is a material element of the annual compensation program for our executive officers and other key employees. The 2000 Plan proposed bonuses as a percentage of salary based upon us achieving certain specified goals regarding revenues, bookings and stock market performance of our common stock, with a discretionary element depending upon how each officer met certain individual performance goals. For 2000, the Committee granted no bonuses to our executive officers. The 2001 bonus plan provides for bonuses as a percentage of salary based on us achieving certain specified goals regarding net operating income and, with respect to each executive officer, the officer meeting certain individual performance goals.

        EQUITY. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the current stock ownership of the officer, relevant industry experience, the impact of the officer's contribution, the number of years each officer has been employed by us, the possibility of future promotions, and the extent and frequency of prior option grants. Options have been granted subject to four and five-year vesting periods to encourage the officers and key employees to remain in the employ of the Company.

        CHIEF EXECUTIVE OFFICER AND CHIEF SCIENTIST. The Committee reviews and sets the base salary of Mr. Rottsolk, the Chief Executive Officer, and Mr. Smith, the Chief Scientist, using the same process as with other executive officers as well as an assessment of their past performances, and its expectations as to their future performances in leading us and our business. Mr. Rottsolk and Mr. Smith participate in the bonus and stock option plans on the same basis as with the other executive officers.

        Section 162(m) of the Internal Revenue Code limits to $1 million per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. The levels of salary and bonus paid by us do not exceed this limit. Under IRS regulations, the $1 million limit on deductibility does not apply to compensation received through the exercise of stock options that meet certain requirements. It is our current policy generally to grant options that meet those requirements.

                                The Compensation Committee


                                Kenneth W. Kennedy, Chairman
                                David N. Cutler
                                Stephen C. Kiely
                                Terren S. Peizer



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee was an officer or employee of us or any of our subsidiaries in 2000 or formerly. In 2000, Mr. Peizer had certain transactions with us, as described below under "Certain Transactions".

CERTAIN TRANSACTIONS

        In connection with exercises of stock options by Mr. Loe in 1997, we loaned Mr. Loe $147,273. Mr. Loe gave us a promissory note currently bearing interest at a rate of 6.10% per year. The note is due in December 2001 and is secured by a pledge of shares of our common stock. Our right regarding payment of the note is not limited to that pledge.

        On November 27, 2000, we loaned Mr. Rottsolk the sum of $138,000 pursuant to a promissory note due March 31, 2001. The note bore interest at the rate of 9.5% per annum. Mr. Rottsolk paid the note in full on February 6, 2001.

As part of a private placement completed in February 2000, in which we raised $26,134,375, we paid fees of $1,829,406 to Intellect Capital Corporation, whose Chairman and CEO and principal shareholder is Terren S. Peizer, one of our Directors. We also have agreed to pay fees of $1,115,100 to Intellect Capital Corporation in connection with an offering in October and December 2000 under our shelf-registration statement pursuant to which we raised a total of $15,930,000.

                             STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return to shareholders for our common stock with the comparable return of the Nasdaq Stock Market (U.S. companies) Index and the Nasdaq Computer Manufacturer Stock Index.

        The graph assumes that you invested $100 in our common stock on December 29, 1995, and that all dividends were reinvested. We have never paid cash dividends on our common stock. All return information is historical and is not necessarily indicative of future performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                          OUR COMMON STOCK, THE NASDAQ
            MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER MANUFACTURER
                     STOCKS INDEX THROUGH DECEMBER 31, 2000


                                             12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00
                                             --------   --------   --------   --------   --------   --------
The Company                                    100.0       86.1      338.9      138.9      100.0       33.3
Nasdaq Market (U.S.)                           100.0      123.0      150.7      212.5      394.9      237.6
Nasdaq Computer
  Manufacturer Stocks                          100.0      133.9      161.8      351.9      746.3      420.5

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD


ELECTION OF THREE DIRECTORS

        Nine directors, divided into three classes, presently serve on our Board of Directors for three-year terms. Six of these nine directors will continue to serve according to their previous elections. The Board has nominated Messrs. Cutler, Evans and Thornton for reelection to the Board, each to hold office until the Annual Meeting in 2004.

        We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting.


NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2004

DAVID N. CUTLER

        Mr. Cutler, 59, joined our Board in 1993. Mr. Cutler joined Microsoft Corporation in 1988 as Engineering Manager of Operating System Development and has been responsible for Windows NT development. He currently holds the position of Distinguished Engineer. Prior to joining Microsoft, he was Senior Corporate Consultant at Digital Equipment Corporation. During his tenure at Digital, he managed DecWest in Bellevue, Washington, which produced the VAXELN operating system and the first Microvax computer. He previously managed the development of VMS and RSX 11 M, principal operating systems for Digital computers.


DANIEL J. EVANS

        Mr. Evans, 75, joined our Board in 1990. Since 1989, Mr. Evans has been Chairman of Daniel J. Evans Associates, a consulting firm. He served as United States Senator from the State of Washington from 1983 to 1989; Chairman of the Pacific Northwest Power and Conservation Planning Council from 1981 to 1983; President of the Evergreen State College in Olympia, Washington from 1977 to 1983; and for three terms as Governor of the State of Washington from 1965 to 1977. Mr. Evans is a director of Flow International Corporation, Western Wireless, Inc., VoiceStream Wireless Corp. and the National Information Consortium, and a member of the Board of Regents of the University of Washington. Mr. Evans received his M.S. degree in civil engineering from the University of Washington.

DEAN D. THORNTON

        Mr. Thornton, 71, joined our Board in January 2000. He served as President of Boeing Commercial Airplane Group from February 1985 until his retirement in January 1994. He was also an executive vice president of The Boeing Company and a member of its executive council. Mr. Thornton joined Boeing in 1963 as an assistant treasurer and was elected treasurer in 1966. He subsequently served in a variety of executive assignments, including vice president-finance, contracts and international operations for Boeing Commercial Airplane Group and vice president-general manager of the 767 Division. Mr. Thornton currently serves on the Board of Directors of Flow International Corporation and the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho.


The Board of Directors recommends that you vote "FOR" the election of all three nominees for director.


CONTINUING DIRECTORS

        Information about each of our continuing directors is set forth below. Mr. John W. Titcomb,Jr., who joined our Board in 1991, retired from the Board in February 2001. The Board thanks Mr. Titcomb for his significant contributions to the Company.


DIRECTORS WHOSE TERMS EXPIRE IN 2002

KENNETH W. KENNEDY

        Mr. Kennedy, 55, joined our Board in 1989. Mr. Kennedy is the Ann and John Doerr Professor of Computational Engineering at Rice University. He also is currently Director of the Center for High Performance Software at Rice University. He directed the National Science Foundation Center for Research on Parallel Computation from 1989 to January 2000. From 1997 to 1999, Professor Kennedy served as Co-Chair of the President's Information Technology Advisory Committee and currently remains a member of that committee. He is a fellow of the Institute of Electrical and Electronics Engineers, the Association for Computing Machinery, and the American Association for the Advancement of Science and has been a member of the National Academy of Engineering since 1990. In recognition of his contributions to software for high performance computation, he received the 1995 W. Wallace McDowell Award, the highest research award of the Institute for Electrical and Electronic Engineers Computer Society. In 1999, he was named recipient of the ACM SIGPLAN Programming Languages Achievement Award, the third time this award was given. He received his M.S. and Ph.D. from New York University.

TERREN S. PEIZER

        Mr. Peizer, 41, joined our Board and was Chairman from June 1999 through December 2000. He is Chairman and CEO of Intellect Capital Corp., a consulting firm specializing in emerging growth companies. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals. From 1993 to 1997, he served as Chairman and Chief Executive Officer of Beachwood Financial Company, Inc., an investment holding company that specialized in venture capital and developmental phase and small capitalization company investing. From 1990 to 1993, Mr. Peizer served as Chairman and Chief Executive Officer of Financial Group Holdings, Inc., an investment holding company. From 1985 to 1990, Mr. Peizer served as a senior member of the investment banking firm of Drexel Burnham Lambert, Inc.'s High Yield Bond Department. Mr. Peizer received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

JAMES E. ROTTSOLK

        Mr. Rottsolk, 56, is one of our co-founders and has served as our Chief Executive Officer and President since our inception in 1987. He was named Chairman of the Board in December 2000. Prior to 1987, Mr. Rottsolk served as an executive officer with several high technology companies. Mr. Rottsolk received his B.A. from St. Olaf College and his A.M. and J.D. degrees from the University of Chicago.


DIRECTORS WHOSE TERMS EXPIRE IN 2003

STEPHEN C. KIELY

        Mr. Kiely, 55, joined our Board in December 1999. He is President and Chief Executive Officer of Stratus Technologies, Inc., headquartered in Maynard, Massachusetts. Mr. Kiely has served in his present position at Stratus since February 1999 when Stratus was purchased from Ascend Communications. Mr. Kiely joined Stratus in 1994 and held various executive positions with Stratus, becoming President of the Stratus Enterprise Computer division in 1998. Prior to joining Stratus, Mr. Kiely held a number of executive positions with several information technology companies, including EON Corporation, Bull Information Systems, Prisma, Inc., Prime Computer and IBM. Mr. Kiely is a past member of the Advisory Council for the School of Engineering at Rice University; has served as a board member of the Massachusetts Technology Park Corporation; and was a member of an advisory board to the President of the State University of New York at New Paltz. Mr. Kiely received his B.A. in Mathematics at Fairfield University and his M.S. in Management at the Stanford University Graduate School of Business.

WILLIAM A. OWENS

        Mr. Owens, 60, joined our Board in February, 2001. Mr. Owens is vice chairman and co-chief executive officer of Teledesic LLC, developer of a global, broadband Internet-in-the-Sky satellite communications network. Previously, he was president, chief operating officer and vice-chairman of Science Applications International Corporation (SAIC). He also served as vice-chairman of the Joint Chiefs of Staff; deputy chairman of Naval Operations for Resources, Warfare Requirements and Assessments; commander of the U.S. Sixth Fleet; senior military assistant to Secretaries of Defense Frank Carlucci and Dick Cheney; and director of the Office of Program Appraisal for the Secretary of the Navy. Mr. Owens serves on the boards of Teledesic LLC Symantec, Inc., Microvision, Inc., Polycom, Inc., and Viasat, Inc. In addition, he is a director of the Carnegie Foundation, MIT Lincoln Labs, the Department of Defense's Defense Policy Board, and a trustee of Harvard University's Kennedy School of Government. He is a graduate of the U.S. Naval Academy, with a bachelor's degree in mathematics. He also holds bachelor's and master's degrees in politics, philosophy and economics from Oxford University and a master's in management from George Washington University.


BURTON J. SMITH

        Mr. Smith, 60, is one of our co-founders and has been our Chief Scientist since our inception. He also served as Chairman of the Board from 1987 to 1999. Mr. Smith is a recognized authority on high performance computer architecture and programming languages for parallel computers, and is the principal architect of the MTA system. Mr. Smith was a Fellow of the Supercomputing Research Center (now the Center for Computing Sciences), a division of the Institute for Defense Analyses, from 1985 to 1988. He was honored in 1990 with the Eckert-Mauchly Award given jointly by the Institute for Electrical and Electronic Engineers and the Association for Computing Machinery, and was elected a Fellow of both organizations in 1994. Mr. Smith received his S.M., E.E. and Sc.D. degrees from the Massachusetts Institute of Technology.


OTHER BUSINESS

        The Board knows of no other matters to be brought before the Annual Meeting of Shareholders. If, however, other matters are properly presented at the meeting, the individuals designated on the proxy card will vote your shares according to their judgement on those matters.

                     INFORMATION ABOUT SHAREHOLDER PROPOSALS
                       AND NOMINATING DIRECTOR CANDIDATES


SHAREHOLDER PROPOSALS

        In order for a shareholder proposal to be considered for inclusion in our proxy statement for the year 2002 Annual Meeting, the written proposal must be received by us no later than December 17, 2001. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials.

        In order for a shareholder proposal to be raised from the floor during the year 2002 Annual Meeting, written notice of the proposal must be received by us not less than 60 nor more than 90 days prior to the meeting or, if later, by the 10th business day following the first public announcement of the meeting. The proposal must also contain the information required in our Bylaws for shareholder proposals, including:

        - a brief description of the business you wish to bring before the meeting, the reasons for conducting such business and the language of the proposal,

        -       your name and address,

        - the number of shares of our stock which you own and when you acquired them,

        - a representation that you intend to appear at the meeting, in person or by proxy, and

        - any material interest you have in the business to be brought before the meeting.

        The Chairman of the Board, if the facts so warrant, may direct that any business was not properly brought before the meeting in accordance with our Bylaws.


DIRECTOR CANDIDATES

        You may propose director candidates for consideration by our Board by simply writing us.

        In addition, our Bylaws permit shareholders to nominate directors at a shareholders' meeting. In order to nominate a director at a shareholders' meeting, you must notify us not fewer than 60 nor more than 90 days in advance of the meeting or, if later, by the 10th business day following the first public announcement of the meeting. In addition, the proposal must contain the information required in our Bylaws for director nominations, including:

        -       your name and address,

        - the number of shares of our stock which you own and when you acquired them,

        - a representation that you intend to appear at the meeting, in person or by proxy,

        - each nominee's name, age, address, and principal occupation or employment,

        - all information concerning the nominee that must be disclosed about nominees in proxy solicitations under the SEC proxy rules, and

        - each nominee's executed consent to serve as a director if so elected.

        The Chairman of the Board, in his discretion, may determine that a proposed nomination was not made in accordance with the required procedures and, if so, disregard the nomination.

        If you wish to obtain a free copy of our Bylaws or make proposals or nominate candidates for the Board, please contact Kenneth W. Johnson, Secretary, Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including financial statements and schedules, forms a part of our 2000 Annual Report that was mailed to shareholders with this Proxy Statement. Additional copies of the 2000 Annual Report may be obtained without charge by writing to Kenneth W. Johnson, Secretary, Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860.

                                By order of the Board of Directors,

                                /s/ KENNETH W. JOHNSON

                                Kenneth W. Johnson
                                Vice President - Finance,
                                Chief Financial Officer
                                and Secretary


Seattle, Washington
April 6, 2001

                                                                      Appendix A

                                    CRAY INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee shall:

- Recommend to the Board of Directors the selection, retention and termination of the independent public accountants for the Company. In making such recommendation, the Audit Committee shall review the performance and independence of the independent public accountant, and audit and non-audit fees and other relationships with the Company and its management. The Audit Committee shall receive a formal written statement delineating all relationships between the Company and the auditors consistent with Independence Standards Board Standard No. 1.

- Review the plan, scope and results of the annual audit and the audit activities for appropriateness and effectiveness.

- Confer with the independent public accountants and management to determine that no restrictions are placed on the scope of examinations, and that the Company's financial reporting and accounting controls are adequate.

- Review with the independent public accountants their recommendations and observations about, and management's responses to the adequacy of accounting controls, and effectiveness of operational controls.

- Review significant issues concerning litigation, tax, risk management program and regulatory compliance with management, counsel and the independent public accountants.

-       Review and assess the adequacy of this charter on an annual basis.

MEMBERSHIP

The Board of Directors shall appoint the Audit Committee members annually consistent with applicable rules of the Securities and Exchange Commission and Nasdaq, Inc. The Committee shall consist of at least three outside directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management experience. The members shall be independent of management and free of any relationship that would interfere with their exercise of independent judgement

MEETINGS

The Committee shall hold a minimum of three meetings annually. The Committee shall have access to and at its discretion meet privately with management and the independent public accountants. The Committee shall discuss with the Board of Directors such recommendations as the Committee deems appropriate.

PROXY

                                    CRAY INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                             MAY 16, 2001, 3:00 P.M.
                   411 FIRST AVENUE SOUTH, SEATTLE, WASHINGTON

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Burton J. Smith and James E. Rottsolk, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Cray Inc. (the "Company") on May 16, 2001, and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

       (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)


                            - FOLD AND DETACH HERE -

                                                             Please mark
                                                            your votes as    [X]
                                                            indicated in
                                                            this example.


                                                                      FOR           WITHHOLD
                                                                 all nominees       AUTHORITY
                                                                listed (except     to vote for
                                                                 as withheld)    nominees listed
1. Election of Three Directors:                                      [ ]               [ ]
   (Instructions: To withhold authority to vote for
   any individual, strike a line through the nominee's
   name below.)

   David N. Cutler
   Daniel J. Evans
   Dean D. Thornton

THE DIRECTORS RECOMMEND THAT YOU VOTE FOR ELECTION OF THE NAMED DIRECTORS.


                                                           FOR   AGAINST   ABSTAIN
2. Transaction of any business that properly comes          [ ]   [ ]       [ ]
   before the meeting or any adjournments thereof. A
   majority of the proxies or substitutes at the meeting
   may exercise all the powers granted hereby.

PLEASE COMPLETE, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.


Signature(s) ________________________________________ Date: ______________, 2001

Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, administrator, guardian or attorney, if applicable. When shares are held by joint tenants, both should sign. A corporation must sign its name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                            - FOLD AND DETACH HERE -